    As filed with the Securities and Exchange Commission on August 23, 1996

                                          REGISTRATION NO. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                            YOUNG BROADCASTING INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                                             13-3339681
  (State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                      Identification Number)


                              599 LEXINGTON AVENUE
                               NEW YORK, NY 10022
                    (Address of Principal Executive Offices)

                 YOUNG BROADCASTING INC. 1995 STOCK OPTION PLAN
                      YOUNG BROADCASTING INC. 401(K) PLAN
                             (Full title of plans)

                                VINCENT J. YOUNG
                            YOUNG BROADCASTING INC.
                              599 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022
                    (Name and address of agent for service)

                                 (212) 754-7070
         (Telephone number, including area code, of agent for service)

                                   Copies to:

                            Robert L. Winikoff, Esq.
                           Cooperman Levitt Winikoff
                             Lester & Newman, P.C.
                                800 Third Avenue
                            New York, New York 10022
                                 (212) 688-7000

                      CALCULATION OF REGISTRATION FEE (1)


Title of securities     Amount to be      Proposed maximum      Proposed maximum       Amount of
 to be registered        registered      offering price per     aggregate offering     registration fee
                                         share                  price (2)
Common Stock,          327,685               $30.375(2)            $9,953,432              $3,432
$.001 par value        shares(3)
======================================================================================================

(1) Pursuant to Rule 429 under the Securities Act of 1933, as amended (the "Act"), the Prospectus included herein also relates to 1,074,448 shares of the Registrant's Common Stock, $.001 par value, previously registered under Registration Statement No. 33-99678 on Form S-8 (the "Prior Registration Statement"), which was filed with the Securities and Exchange Commission on November 21, 1995. On such date, a registration fee of $8,296 was paid.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 of the Act, based upon the average of the high and low prices paid for a share of the Registrant's Class A Common Stock, $.001 par value, as reported by the Nasdaq National Market as of the close of business on August 19, 1996.

(3) Includes (a) 300,000 shares reserved for issuance under the Young Broadcasting Inc. 1995 Stock Option Plan (the "Option Plan") and (b) 27,685 shares issued to the trustee under the Young Broadcasting Inc. 401(k) Plan (the "401(k) Plan") for the accounts of participants. The number of shares listed includes the maximum number of shares presently issuable under the 401(k) Plan that are covered by this Registration Statement pursuant to Rule 457(h) under the Act. Pursuant to Rule 416(a) under the Act, this Registration Statement also covers an indeterminate number of additional shares that may become issuable as a result of terminated, expired or surrendered options under the Option Plan, or as a result of anti-dilution adjustments deemed necessary or equitable by the Board of Directors of the Registrant upon stock splits, stock dividends or other similar changes in capitalization. 700,000 shares reserved for issuance under the Option Plan and 21,696 shares issued to the trustee under the 401(k) Plan had previously been registered pursuant to the Prior Registration Statement.

                                EXPLANATORY NOTE

    Pursuant to the Note to Part I of Form S-8 and Rule 428(b)(1) under the Securities Act of 1933, as amended, the information required by Part I of Form S-8 is not included in this Registration Statement.

                             PROSPECTUS FOR RESALES


   The material which follows constitutes a prospectus, prepared on Form S-3, in accordance with General Instruction C to Form S-8, to be used in connection with resales of restricted securities acquired by selling security holders prior to filing of this Registration Statement, and of control securities acquired by affiliates of the Registrant pursuant to employee benefit plans of the Registrant, as defined in Rule 405 under the Securities Act of 1933, as amended.

PROSPECTUS



                            YOUNG BROADCASTING INC.

                        1,402,133 SHARES OF COMMON STOCK

   This Prospectus relates to up to 1,402,133 shares of common stock, $.001 par value per share (the "Common Stock"), of Young Broadcasting Inc., a Delaware corporation (the "Company"), which may be offered from time to time by the selling stockholders named herein (the "Selling Stockholders"). The Selling Stockholders may offer shares for sale on the Nasdaq National Market, in negotiated transactions, or in a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the forms of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Common Stock for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). See "Method of Sale."

   The Company will not receive any of the proceeds from the sale of the shares of Common Stock covered by this Prospectus but will bear all expenses incurred in effecting the registration of such shares.

   The Common Stock is publicly traded on the Nasdaq National Market. On August 22, 1996, the last reported sales price of the Common Stock, as reported by the Nasdaq National Market, was $31 1/2 per share.



                              -------------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              -------------------



                 The date of this Prospectus is August 23, 1996

                             AVAILABLE INFORMATION

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files, reports and other information with the Securities and Exchange Commission (the "SEC"). Such reports and other information filed by the Company can be inspected and copied at the public reference facilities of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following SEC regional offices: Seven World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports and other information can also be reviewed through the SEC's Electronic Data Gathering, Analysis, and Retrieval System which is publicly available through the SEC's Web site (http://www.sec.gov).

   The Company has filed Registration Statements with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock being offered. This Prospectus does not contain all of the information set forth in the Registration Statements and the exhibits thereto. For further information, reference is made hereby to such Registration Statements and exhibits, which may be obtained from the SEC's principal office in Washington, D.C. upon payment of the fees prescribed by the SEC.


                     INFORMATION INCORPORATED BY REFERENCE

   The following documents which have been filed with the SEC pursuant to the Exchange Act are incorporated herein by reference: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995; (ii) the Company's current report on Form 8-K dated January 16, 1996; (iii) the Company's current report on Form 8-K dated February 13, 1996; (iv) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996; (v) the Company's current report on Form 8-K dated May 15, 1996; (vi) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996; and
(vii) the description of the Common Stock included in its Registration Statement under Section 12 of the Exchange Act relating to the Common Stock, including any amendment or report filed for the purpose of updating that description. In addition, the Company hereby incorporates by reference into this Prospectus all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of the offering contemplated hereby, which documents shall be deemed to be a part hereof from the date of filing such documents. The Company will provide without charge to each person to whom a Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents that have been incorporated herein by reference (not including exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Any such request should be directed to: Secretary, Young Broadcasting Inc., 599 Lexington Avenue, New York, New York 10022 (telephone:
(212) 754-7070).

   Any statement contained in a document all or a portion of which is incorporated by reference in this Prospectus will be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document that also is incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified will not be deemed a part of this Prospectus, except as so modified, and any statement so superseded will not be deemed part of this Prospectus.

                              SELLING STOCKHOLDERS

   This Prospectus relates to possible sales by the following Selling Stockholders of the following number of shares issued or issuable under the following employee benefit plans of the Company:


                            Incentive Stock    1995 Stock     Written
Selling Stockholder          Grant Program   Option Plan(1)  Contracts  401(k) Plan
- --------------------------  ---------------  --------------  ---------  -----------

Vincent J. Young               106,500           266,250
Ronald J. Kwasnick              14,555            32,000       73,840
James A. Morgan                 12,070           157,125       42,600
Robert W. Cordell                4,615
Stephen J. Baker                 3,195             6,000
Ross P. Woodstock                5,680            10,000
Daniel R. Batchelor              5,680            10,000
Bruce Pfeiffer                   5,680             9,000
Michael A. Barras                5,680            10,000
Joseph R. Varholy                5,680            10,000
William Snider                                     9,000
Vicky Geyer                                        6,000
Deborah A. McDermott            14,555            22,000
David Sankovitch                 6,390            14,000
Robert M. Peterson              10,295            16,000
Michael Funk                     6,390
Thomas M. Best                   6,035             5,063
David Weems                                        9,000
Janis Wade                                        12,750
Gwen Kinsey                                        9,000
Don Carmichael                                    15,000
Robert H. Krieghoff, Jr.                           9,000
Bernard F. Curry                                   1,200        1,000
Alfred J. Hickey, Jr.                              1,200        1,000
Leif Lomo                                          1,200        1,000
Michael S. Willner                                 1,200        1,000
Harold Froelich                                                19,312
Trustee under the
   Young Broadcasting
   Inc. 401(k) Plan                                                         49,381
                               -------           -------      -------       ------
                               213,000           641,988      139,752       49,381

- ----------------

(1) Also covered by this Prospectus are 342,138 shares reserved for issuance under the Young Broadcasting Inc. 1995 Stock Option Plan. The names of the people who may be Selling Stockholders from time to time with respect to such shares are not known by the Company at this time. The names of those people, along with the number of shares of Common Stock owned, and the number of shares which may be sold, by each of those people from time to time, will be contained in supplements to this Prospectus, which may be filed with the Commission in accordance with Rule 424(b) under the Securities Act.

                                 METHOD OF SALE

   Sales may be effected by the Selling Stockholders from time to time in transactions on the Nasdaq Stock Market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the shares of Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).


                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

   The General Corporation Law of the State of Delaware authorizes Delaware corporations to eliminate or limit the personal liability of a director to the corporation or a stockholder for monetary damages for breach of certain fiduciary duties as a director, other than his duty of loyalty to the corporation and its stockholders, or for acts or omissions not in good faith or involving intentional misconduct or knowing violation of the law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper benefits. The Company's Certificate of Incorporation includes a provision eliminating such personal liability. In addition, the Company has purchased a policy of directors and officers liability insurance, which covers certain liabilities of directors and officers of the Company arising out of claims based on acts or omissions in their capacity as directors or officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                                 LEGAL MATTERS

   Certain legal matters in connection with the offering of the Common Stock, including the legality of the Common Stock constituting an original issuance offered hereby, have been passed upon for the Company by Cooperman Levitt Winikoff Lester & Newman, P.C., counsel to the Company.


                                    EXPERTS

   The consolidated financial statements and schedule of the Company appearing in the Company's Annual Report (Form 10-K) for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference.
Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

            TABLE OF CONTENTS
                                            Page
                                            ----

Available Information......................  2

Incorporation of Certain
  Documents by Reference...................  2        YOUNG BROADCASTING INC.

Selling Stockholders.......................  3

Method of Sale.............................  4              Prospectus

Indemnification of Directors and Officers..  4          1,402,133 Shares

Legal Matters..............................  4             Common Stock

Experts....................................  4

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus. This Prospectus does not constitute an offer or a solicitation in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the circumstances of the Company or the facts set forth herein since the date hereof.

                                                          August 23, 1996

                                    PART II


Item 3.       Incorporation of Documents by Reference
              ---------------------------------------

    The following documents are incorporated in this Registration Statement by reference: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995; (ii) the Company's current report on Form 8-K dated January 16, 1996; (iii) the Company's current report on Form 8-K dated February 13, 1996; (iv) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996; (v) the Company's current report on Form 8-K dated May 15, 1996; (vi) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996; and (vii) the description of the Common Stock included in its Registration Statement under Section 12 of the Exchange Act relating to the Common Stock, including any amendment or report filed for the purpose of updating that description. In addition, the Company hereby incorporates by reference into this Registration Statement all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the termination of the offering contemplated hereby, which documents shall be deemed to be a part hereof from the date of filing such documents. Any statements contained in a document all or a portion of which is incorporated by reference in this Registration Statement will be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is incorporated by reference in this Registration Statement modifies or supersedes such statement. Any statement so modified will not be deemed a part of this Registration Statement, except as so modified, and any statement so superseded will not be deemed part of this Registration Statement.


Item 4.     Description of Securities
            -------------------------

    Not Applicable


Item 5.     Interests of Named Experts and Counsel
            --------------------------------------

    Not Applicable


Item 6.     Indemnification of Directors and Officers
            -----------------------------------------

   Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

   Section 145 also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

   Section 145 further provides that to the extent that a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

    Section 10 of the Company's Restated Certificate of Incorporation provides as follows:

    The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under such section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    Article V, Section 5 of the Company's Second Amended and Restated By-Laws provides as follows:

    The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Corporation or is or was serving, at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.


Item 7.    Exemption from Registration Claimed
           -----------------------------------

    The following shares of Common Stock to be reoffered and resold pursuant to this Registration Statement are restricted securities within the meaning of Rule 144(a)(3) under the Securities Act:

27,685 shares issued to the trustee under the Young Broadcasting Inc. 401(k) Plan for the accounts of participants.

   Such shares were issued without registration under the Securities Act pursuant to an exemption from registration afforded by Section 4(2) under the Securities Act or the rules and regulations of the Commission promulgated thereunder.


Item 8.     Exhibits
            --------

5.1 Form of Opinion of Cooperman Levitt Winikoff Lester & Newman, P.C., as to legality of the shares to be issued.

23.1  Consent of Cooperman Levitt Winikoff Lester & Newman, P.C. (Included in
      Exhibit 5.1)

23.2  Consent of Ernst & Young LLP

24.1  Power of Attorney (included on Page II-5 of this Registration Statement)


Item 9.     Undertakings
            ------------


  The undersigned Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.


The undersigned Registrant hereby undertakes that:

  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

  (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 22nd day of August, 1996.

                                YOUNG BROADCASTING INC.

                                By: /s/ Vincent J. Young
                                    -----------------------------
                                    Vincent J. Young, Chairman


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Vincent J. Young and James A. Morgan as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signatures                   Title                          Date
- ----------                   -----                          ----
/s/ Vincent J. Young         Chairman and Director          August 22, 1996
- ---------------------------  (principal executive officer)
Vincent J. Young

/s/ Ronald J. Kwasnick       President and Director         August 22, 1996
- ---------------------------
Ronald J. Kwasnick

/s/ Adam Young               Treasurer and Director         August 22, 1996
- ---------------------------
Adam Young

/s/ James A. Morgan          Executive Vice President       August 22, 1996
- ---------------------------  (principal financial officer
James A. Morgan               and principal accounting officer)

/s/ Bernard F. Curry         Director                       August 22, 1996
- ---------------------------
Bernard F. Curry

/s/ Alfred J. Hickey, Jr.    Director                       August 22, 1996
- ---------------------------
Alfred J. Hickey, Jr.

/s/ Leif Lomo                Director                       August 22, 1996
- ---------------------------
Leif Lomo

/s/ Michael S. Willner       Director                       August 22, 1996
- ---------------------------
Michael S. Willner

                                 EXHIBIT INDEX
                                 -------------

Exhibit   Description                                                       Page
- -------   -----------                                                       ----

5.1 Form of Opinion of Cooperman Levitt Winikoff Lester & Newman, P.C. as to the legality of the shares to be issued.

23.1 Consent of Cooperman Levitt Winikoff Lester & Newman, P.C., (Included in Exhibit 5.1)

23.2      Consent of Ernst & Young LLP

24.1      Power of Attorney (included on Page II-5 of this Registration
          Statement)